UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 5, 2015

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2015, Jean-Luc Butel and Baxter Healthcare (Asia) Pte Ltd., a wholly owned subsidiary of Baxter International Inc., entered into an agreement (the “Agreement”) pursuant to which Mr. Butel will serve as President, Baxter Healthcare (Asia) Pte Ltd. Mr. Butel will serve in this position from January 5, 2015 through June 30, 2015 at a monthly salary of SGD 50,500 and will be based in Singapore. Mr. Butel is bound until June 30, 2016 to certain non-solicitation and non-competition covenants. This summary of the materials terms of the Agreement is qualified in its entirety by reference to the text of the Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Agreement, dated January 5, 2015, between Jean-Luc Butel and Baxter Healthcare (Asia) Pte Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.

By:	/s/ David P. Scharf
David P. Scharf
Corporate Vice President,
General Counsel and
Corporate Secretary

Date: January 9, 2015

Exhibit Index

Exhibit No.	Description

10.1	Agreement, dated January 5, 2015, between Jean-Luc Butel and Baxter Healthcare (Asia) Pte Ltd.